Exhibit 99.1

Heckmann Corporation Completes Exchange Offer for Senior Notes

Pittsburgh, PA – August 17, 2012 – Heckmann Corporation (NYSE: HEK) (“Heckmann”) today announced that it has closed its offer to exchange up to $250,000,000 in aggregate principal amount of 9.875% Senior Notes due 2018 (the “Exchange Notes”), which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its outstanding 9.875% Senior Notes due 2018 (the “Old Notes”) that were originally issued on April 10, 2012, in a transaction exempt from registration under the Securities Act.

The exchange offer expired at 5:00 p.m., New York City time, on August 15, 2012. As of that time, $250,000,000 in aggregate principal amount of the Old Notes, or 100% of the outstanding principal amount of the Old Notes, had been tendered in the exchange offer. Heckmann accepted for exchange all of the Old Notes validly tendered and not withdrawn prior to expiration of the exchange offer.

The exchange offer was made to satisfy Heckmann’s obligations under a registration rights agreement entered into in connection with the issuance of the Old Notes, and did not represent a new financing transaction. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and will not be subject to the transfer restrictions and registration rights that related to the Old Notes.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any of the Old Notes or the Exchange Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Heckmann Corporation

Heckmann Corporation (NYSE:HEK) is an environmental services company. Heckmann is dedicated to the movement, treatment and disposal of water generated by energy companies involved in the discovery and production of oil and natural gas. Heckmann is also a one-stop-shop for collection and recycling services for oily waste products, including used motor oil, oily wastewater, spent antifreeze, used oil filters and parts washers. Heckmann is building a national footprint across its environmental service offerings and has more than 1,500 employees and operates in 52 locations in the U.S.

Interested parties can access additional information about Heckmann on the company’s web site at http://www.heckmanncorp.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Certain risks and uncertainties are set forth in the exchange offer prospectus, as well as in Heckmann’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, its Quarterly Reports on Form 10-Q and its Current Report on Form 8-K filed with the SEC on April 10, 2012, as well as Heckmann’s other reports filed with the SEC, which are available at http://www.sec.gov and on Heckmann’s website at http://heckmanncorp.com. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates. Heckmann makes no promise to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

Contact:

Investor Relations:

The Piacente Group, Inc.

Brandi Piacente, +1 212-481-2050

heckmann@tpg-ir.com